As filed with the U.S. Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

TRILLIUM THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

Canada

(416) 595-0627

Attention: Chief Financial Officer

(Address of principal executive offices) (Zip code)

Trillium Therapeutics Inc. 2018 Amended and Restated Stock Option Plan
Trillium Therapeutics Inc. 2020 Omnibus Equity Incentive Plan

(Full title of the plans)

_____________________________________

Trillium Therapeutics USA Inc.

100 Cambridgepark Drive, Suite 510

Cambridge, Massachusetts 02140

(857) 412-7029

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Thomas S. Levato Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800	James Parsons Trillium Therapeutics Inc. 2488 Dunwin Drive Mississauga, Ontario L5L 1J9 Canada (416) 595-0627	David Palumbo Baker & McKenzie LLP 181 Bay Street, Suite 2100 Toronto, Ontario M5J 2T3 Canada (416) 865-6879

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares, no par value per share	16,131,755	$3.32 - $16.20	$223,767,437	$24,414

(1)

Represents (i) 13,400,000 common shares, without par value (the "Common Shares"), of Trillium Therapeutics Inc. (the "Registrant") that are issuable upon the exercise of stock options granted under the Trillium Therapeutics Inc. 2020 Omnibus Equity Incentive Plan  (the "2020 Equity Incentive Plan") and (ii) 2,731,755 Common Shares of the Registrant that are issuable upon the exercise of stock options granted under the Trillium Therapeutics Inc. 2018 Amended and Restated Stock Option Plan  (the "2018 Stock Option Plan").

(2)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Common Shares that become issuable under the 2020 Equity Incentive Plan and the 2018 Stock Option Plan as set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Shares, as applicable.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of (a) US$13.69, the weighted-average exercise price for outstanding options granted pursuant to the 2020 Equity Incentive Plan, (b) US$16.20, the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq Capital Market on December 7, 2020, with respect to the shares to be registered pursuant to the 2020 Equity Incentive Plan, and (c) US$3.32, the weighted-average exercise price for outstanding options granted pursuant to the 2018 Stock Option Plan.

Securities	Number of Common Shares	Offering Price Per Share	Aggregate Offering Price/Registration Fee
Shares issuable upon the exercise of outstanding options granted under the 2020 Equity Incentive Plan	949,000 (1)	$13.69 (3)(a)	$12,991,810
Shares issuable upon the exercise of outstanding deferred share units granted under the 2020 Equity Incentive Plan	3,073,295 (1)	$16.20 (3)(b)	$49,787,379
Shares reserved for future grant under the 2020 Equity Incentive Plan	9,377,705 (1)	$16.20 (3)(b)	$151,918,821
Shares issuable upon the exercise of outstanding options granted under the 2018 Stock Option Plan	2,731,755 (1)	$3.32 (3)(c)	$9,069,427
Proposed Maximum Aggregate Offering Price:			$223,767,437
Registration Fee:			$24,414

EXPLANATORY NOTE

This Registration Statement relates to two separate prospectuses.

1. Section 10(a) Prospectus: Part I, Items 1 and 2, and the documents incorporated by reference pursuant to Part II, Item 3, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

2. Reoffer Prospectus: The material that follows Part I, Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form F-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common stock which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

REOFFER PROSPECTUS

2,731,755 Common Shares

This prospectus relates to 2,731,755 common shares, no par value (the "Shares"), of Trillium Therapeutics Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants and/or former members of our board of directors (the "Selling Stockholders") for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Trillium Therapeutics Inc. 2018 Amended and Restated Stock Option Plan.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled "Plan of Distribution." The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our common shares are listed on the Toronto Stock Exchange, or the TSX, and on the Nasdaq Capital Market, or the Nasdaq, under the symbol "TRIL".  On December 9, 2020, the closing price of the common shares on the TSX was C$15.13 per common share, and the closing price of the common shares on the Nasdaq was US$11.78 per common share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in "Risk Factors" beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the "SEC") may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled "Plan of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2020.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references to "we," "us," "our" or similar terms, as well as references to "Trillium" or the "Company," refer to Trillium Therapeutics Inc., either alone or together with our subsidiary.

THE COMPANY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus and the documents incorporated by reference.  This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares.  You should read carefully the other information included and incorporated by reference in this prospectus before investing in our common shares.  You should pay special attention to the risks and uncertainties identified under the captions "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus and the documents incorporated by reference herein, including our most recent Annual Report on Form 40-F and our Reports on Form 6-K, when determining whether an investment in our common shares is appropriate for you.

Overview

We are a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer.  We have two SIRPαFc fusion proteins, TTI-621 and TTI-622, in clinical development.  Both consist of the extracellular CD47-binding domain of human signal regulatory protein alpha, or SIRPα, linked to an Fc region of a human immunoglobulin (IgG).  They are designed to activate the anti-tumor activity of macrophages by blocking the inhibitory ("don't eat me") signal from CD47 and simultaneously delivering a pro-phagocytic ("eat") signal through the Fc region.  The two molecules differ in the identity of the Fc region; TTI-621 delivers a strong pro-phagocytic signal through its IgG1 Fc, whereas TTI-622 delivers a more modest pro-phagocytic signal through its IgG4 Fc region.  TTI-621 has shown single agent activity by both local and/or systemic delivery in multiple B- and T-cell lymphoma indications and has been well tolerated in over 200 patients to date.  TTI-622 has shown monotherapy activity across multiple lymphoma indications and has been well tolerated in 26 patients to date.  Both TTI-621 and TTI-622 are currently in phase 1 dose escalation studies.

Corporate Information

We were incorporated under the Business Corporations Act (Alberta) on March 31, 2004 as Neurogenesis Biotech Corp. On October 19, 2004, we amended our articles of incorporation to change our name to Stem Cell Therapeutics Corp., or SCT, and on November 7, 2013 SCT was continued under the Business Corporations Act (Ontario).  Articles of amalgamation were filed on June 1, 2014 to amalgamate SCT with its wholly-owned subsidiary, Trillium Therapeutics Inc., and the amalgamated entity continued to operate under the name Trillium Therapeutics Inc. On December 18, 2019, we were continued under the laws of the Province of British Columbia.  We are now governed under the Business Corporations Act (British Columba), or the BCBCA.  Additionally, on December 18, 2019, we adopted new articles which are substantially similar to our previous by-laws but for changes that were required to be made in accordance with the BCBCA.

We are a company domiciled in Ontario, Canada.  Our head office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9.  Our registered office is located at Suite 1750-1055 W. Georgia Street, P.O. Box 11125, Vancouver, British Columbia, V6E 3P3.  We have one wholly-owned subsidiary, Trillium Therapeutics USA Inc., which was incorporated March 26, 2015 in the State of Delaware, with an office in Cambridge, Massachusetts.  Our website address is www.trilliumtherapeutics.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.  We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk.  Risks currently unknown to us could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment.  In addition to the other information contained in this prospectus and the documents incorporated by reference herein, prospective investors should carefully consider the factors set out under "Risk Factors" in our Annual Report on Form 40-F for the year ended December 31, 2019 and our Reports on Form 6-K in evaluating Trillium and its business before making an investment in our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain certain statements that are "forward-looking statements" or "forward-looking information" (collectively, "forward-looking statements") within the meaning of the U.S. Private Securities Litigation Reform Act and applicable Canadian securities laws, respectively.  All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate", "believe", "expect", "estimate", "may", "will", "could", "leading", "intend", "contemplate", "shall" and similar expressions are generally intended to identify forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements.  Examples of such forward-looking statements include, but are not limited to:

• our expected future loss and accumulated deficit levels;

• our projected financial position and estimated cash burn rate;

• our requirements for, and the ability to obtain, future funding on favorable terms or at all;

• our projections for the SIRPαFc development plans and progress of each of our products and technologies, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;

• our plans to focus our intravenous TTI-621 & TTI-622 programs on large hematologic malignancy indications, specifically acute myeloid lymphoma & myelodysplastic syndromes, or AML/MDS, peripheral T-cell lymphoma, or PTCL, diffuse large B-cell lymphoma, or DLBCL, and multiple myeloma, as well as on solid tumors;

• our expectations about our products' safety and efficacy;

• our expectations regarding our ability to arrange for and scale up the manufacturing of our products and technologies;

• our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;

• our expectations about the timing of achieving milestones and the cost of our development programs;

• our observations and expectations regarding the relative low binding of SIRPαFc to red blood cells, or RBCs, compared to anti-CD47 monoclonal antibodies and proprietary CD47-blocking agents and the potential benefits to patients;

• our ability to intensify the dose of TTI-621 with the goal of achieving increased blockade of CD47;

• our expectation that we will be able to increase dosing to levels of TTI-622 in patients sufficient to achieve sustained CD47 blockade;

• our expectation that TTI-622 is likely to be more effective in combination with agents that provide additional "eat" signals to macrophages or other forms of immune activation;

• our plans to market, sell and distribute our products and technologies;

• our expectations regarding the acceptance of our products and technologies by the market;

• our ability to retain and access appropriate staff, management and expert advisers;

• our ability to secure strategic partnerships with larger pharmaceutical and biotechnology companies;

• our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and

• our strategy with respect to the protection of our intellectual property.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made.  These forward-looking statements are not based on historical facts but rather on management's expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.

By its nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur.  In evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under the heading "Risk Factors" in this prospectus and in the documents incorporated by reference herein.  Some of these risks and assumptions include, among others:

• substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that we will continue to incur significant losses in the future;

• uncertainty as to our ability to raise additional funding to support operations;

• uncertainty as to the duration and impact of the current COVID-19 pandemic, including its impact on patient enrollment and participation in our clinical trials;

• our ability to generate product revenue to maintain our operations without additional funding;

• the risks associated with the development of our product candidates which are at early stages of development;

• the risk that positive results from preclinical and early clinical research are not predictive of the results of later-stage clinical trials;

• reliance on third parties to plan, conduct and monitor our preclinical studies and clinical trials;

• our product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results;

• risks related to filing Investigational New Drug applications, or INDs, to commence clinical trials and to continue clinical trials if approved;

• the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

• the risk that we may not achieve our publicly announced milestones according to schedule, or at all;

• the risk of being required to repurchase the outstanding warrants in the event of a "Fundamental Transaction", and possibility of price protection reset of the exercise price of the warrants at prices below the exercise price;

• competition from other biotechnology and pharmaceutical companies;

• our reliance on the capabilities and experience of our key executives and scientists and the resulting loss of any of these individuals;

• our ability to fully realize the benefits of acquisitions;

• our ability to adequately protect our intellectual property and trade secrets;

• our ability to source and maintain licenses from third-party owners;

• the risk of patent-related litigation;

• risks relating to our loss of foreign private issuer status and the resultant transition to the status of U.S. domestic issuer upon the expiration of the grace period;

• risks relating to the different disclosure obligations as a U.S. domestic issuer, versus those as a foreign private issuer, which will be required upon the expiry of the grace period;

• risks associated with the anticipated loss of our emerging growth company status; and

• our expectations regarding our status as a passive foreign investment company, or PFIC.

Although the forward-looking statements contained in this prospectus are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus and should not be relied upon as representing our estimates as of any subsequent date.  We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

You should read carefully the risk factors described in this prospectus and the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled "Selling Stockholders" and "Plan of Distribution" described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of December 10, 2020, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled "Shares Being Offered."

The Shares offered by the Selling Stockholders hereunder include an aggregate of 2,731,755 Shares issuable under the Trillium Therapeutics Inc. 2018 Amended and Restated Stock Option Plan (which replaced the 2016 stock option plan and the 2014 stock option plan) upon the exercise of stock options held by certain of our current or former employees, consultants and/or board of directors.  We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of our common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options held by that person that are currently exercisable or exercisable within 60 days of December 10, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common shares prior to this offering on 101,108,825 common shares outstanding as of December 10, 2020, unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Trillium Therapeutics Inc., 2488 Dunwin Drive, Mississauga, Ontario L5L 1J9 Canada.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(2)	242,734	*	242,734	0	*
Luke Beshar(3)	550,374	*	6,666	543,708	*
Robert Kirkman(4)	477,316	*	6,666	470,650	*
James Parsons(5)	571,422	*	571,422	0	*
Penka Petrova(6)	571,422	*	571,422	0	*
Thomas Reynolds(7)	529,584	*	6,666	522,918	*
Yaping Shou(8)	354,793	*	354,793	0	*
Jan Skvarka(9)	315,000	*	315,000	0	*
Robert Uger(10)	656,386	*	656,386	0	*

*	Represents beneficial ownership of less than 1%.

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional common shares before the completion of this offering.

(2)

Includes the following 26 named non-affiliate persons, each of whom holds at least 1,000 Shares:  Amani Ammari, Tina Catalano, Vien Chai, Clinton Chan, Hui Chen, Katarzyna Deren, Scott Duncan, Rubaiya Hassan, Violetta House, Debbie Jin, Marie Kaldchibachi, Tina Kirkham, Kathleen Large, Vivian Lee, Gloria Lin, Joyce Lin, Naomi Molloy, Xinli Pang, Jeri Paul, Mark Regliszyn, Vivette Ritchie, Kathleen Roberge, Amirah Shahin, Theresa Thompson, Tran Truong and Mark Wong.  Each of these persons beneficially owns less than 1% of our common shares.

(3)

Consists of (i) 0 outstanding common shares, (ii) 543,708 deferred share units, or DSUs, and (iii) 6,666 common shares issuable to Mr. Beshar upon the exercise of options within 60 days of December 10, 2020.

(4)	Consists of (i) 0 outstanding common shares, (ii) 470,650 DSUs and (iii) 6,666 common shares issuable to Mr. Kirkman upon the exercise of options within 60 days of December 10, 2020.
(5)	Consists of (i) 0 outstanding common shares and (ii) 571,422 common shares issuable to Mr. Parsons upon the exercise of options within 60 days of December 10, 2020.
(6)	Consists of (i) 0 outstanding common shares and (ii) 571,422 common shares issuable to Ms. Petrova upon the exercise of options within 60 days of December 10, 2020.
(7)	Consists of (i) 0 outstanding common shares, (ii) 522,918 DSUs, and (iii) 6,666 common shares issuable to Mr. Reynolds upon the exercise of options within 60 days of December 10, 2020.
(8)	Consists of (i) 0 outstanding common shares and (ii) 354,793 common shares issuable to Ms. Shou upon the exercise of options within 60 days of December 10, 2020.
(9)	Consists of (i) 0 outstanding common shares and (ii) 315,000 common shares issuable to Mr. Skvarka upon the exercise of options within 60 days of December 10, 2020.
(10)	Consists of (i) 0 outstanding common shares and (ii) 656,386 common shares issuable to Mr. Uger upon the exercise of options within 60 days of December 10, 2020.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers' or underwriters' discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the TSX and Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Baker & McKenzie LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of Trillium Therapeutics Inc. included in our Annual Report on Form 40-F for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their report thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the BCBCA.  Some of our officers and directors named in this prospectus are Canadian residents, and many of our assets or the assets of our officers and directors are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States.  It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws.  We have been advised by our Canadian counsel, Baker & McKenzie LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes and if certain other conditions are met.  We have also been advised by Baker & McKenzie LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

1. Our Annual Report on Form 40-F, as filed with the SEC on March 10, 2020, which contains our audited consolidated financial statements for the year ended December 31, 2019.

2. All other reports filed by us under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2019 and prior to the date of this Registration Statement.

3. The description of our Common Shares contained in our Annual Report on Form 40-F, as filed with the SEC on March 10, 2020, including any amendment or report filed for the purpose of amending such description.

We also incorporate by reference each of the following documents we file with the SEC after the date of this prospectus and until this offering is terminated:  (i) all annual reports on Form 40-F, Form 20-F or Form 10-K; (ii) all quarterly reports on Form 10-Q; (iii) all current reports on Form 8-K; and (iv) those portions of any reports on Form 6-K that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in the prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Trillium Therapeutics Inc.

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

Canada

(416) 595-0627

Attention:  Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are required to file documents with securities commissions or similar authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia in Canada.  In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC.  As a foreign private issuer, certain of these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States.  In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  We are also not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1.	Our Annual Report on Form 40-F, as filed with the SEC on March 10, 2020, which contains our audited consolidated financial statements for the year ended December 31, 2019.

2.

All other reports filed by us under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2019 and prior to the date of this Registration Statement.

3.

The description of our Common Shares contained in our Annual Report on Form 40-F, as filed with the SEC on March 10, 2020, including any amendment or report filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document, provided that reports on Form 6-K shall be so deemed incorporated by reference only if and to the extent indicated in such reports.

Item 4. Description of Securities.

The Registrant's Common Shares are registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We are subject to the provisions of Part 5, Division 5, of the BCBCA. Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

1.  indemnify an individual who:

a. is or was a director or officer of our company;

b. is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request or,

c. at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

2.  after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding where:

a.  "eligible penalty" means judgement, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

b. "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

c. "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

a. if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

b. if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

c. if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

d. in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

a. order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

b. order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

c. order the enforcement of, or payment under, an agreement of indemnification entered into by us;

d. order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

e. make any other order the court considers appropriate.

Under our articles, and subject to the BCBCA, we must indemnify our director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and alternate directors are deemed to have contracted with us on the terms of the indemnity contained in our articles. Under our articles, and subject to the BCBCA, we may also indemnify any other person.

We have entered into indemnification agreements ("Indemnification Agreements") with each of our officers and directors, pursuant to which we are obligated to indemnify and hold harmless such persons to the greatest extent permitted by law for liabilities arising out of their service to the company as directors and officers. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests, and, in the case of criminal or administrative actions or other non-civil proceedings that are enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnification Agreements, we may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings.

We have also purchased directors' and officers' liability insurance for the benefit of our directors and officers, to back up our indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	File Date
4.1	Articles of the Registrant.	6-K	001-36596	99.1	April 23, 2020
5.1*	Opinion of Baker & McKenzie LLP
23.1*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (included on the signature page of this Form S-8)
99.1*	Trillium Therapeutics Inc. 2018 Amended and Restated Stock Option Plan
99.2*	Trillium Therapeutics Inc. 2020 Omnibus Equity Incentive Plan

* Filed herewith

Item 9. Undertakings.

The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the SEC promulgated under the Securities Act:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Mississauga, Ontario, Canada, on this 10th day of December, 2020.

TRILLIUM THERAPEUTICS INC.

By: /s/ James Parsons
Name:  James Parsons
Title:  Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jan Skvarka and James Parsons, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jan Skvarka	President, Chief Executive Officer, Director	December 10, 2020
Jan Skvarka	(Principal Executive Officer)

/s/ James Parsons	Chief Financial Officer	December 10, 2020
James Parsons	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert Kirkman	Director, Chairman of the Board	December 10, 2020
Robert Kirkman

/s/ Luke Beshar	Director	December 10, 2020
Luke Beshar

/s/ Thomas Reynolds	Director	December 10, 2020
Thomas Reynolds

/s/ Helen Tayton-Martin	Director	December 10, 2020
Helen Tayton-Martin

/s/ Michael Kamarck	Director	December 10, 2020
Michael Kamarck

/s/ Paul Walker	Director	December 10, 2020
Paul Walker

/s/ Paolo Pucci	Director	December 10, 2020
Paolo Pucci